Interwoven Confidential
Exhibit 10.02
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
FOR CERTAIN PORTIONS OF THIS DOCUMENT
2008 Compensation Plan

To:	Steven J. Martello
Senior Vice President of Client Services
Effective dates:          January 1, 2008 to December 31, 2008
This document outlines your compensation package (“Compensation Plan”) for calendar year 2008 including the at-risk components determined under the Sales Compensation Plan below and the 2008 Executive Officer Bonus Plan. Compensation Plan details and policies can be found in the Interwoven 2008 Sales Compensation Plan and 2008 Executive Officer Bonus Plan documents, which will be provided at your request.
All other terms and conditions of your employment are governed by your offer letter and Interwoven policy.
In your role, you are responsible for Interwoven’s worldwide services organization. Interwoven reserves the right to change your responsibilities from time to time and modify your Compensation Plan to take into account its business needs.
COMPENSATION PACKAGE
Your Compensation Plan is comprised of a Base Salary and Incentive Pay, which is an at-risk component of your overall compensation package. The Sales Compensation Plan and the 2008 Executive Officer Bonus Plan outline the guidelines under which you will be paid your Incentive Pay component.
Your on-target earnings for 2008 are $450,000.00. Your on-target earnings are composed of the following:
•	Annual Base salary of $250,000.00.

•	On target Incentive Pay of $200,000.00.
From your actual earnings, we will subtract payroll deductions, all required withholdings and other voluntary deductions you authorize Interwoven to make on your behalf.
BASE SALARY
Your annual Base Salary will be paid to you ratably over the year in accordance with Interwoven’s standard payroll practices.
INCENTIVE PAY
Your Incentive Pay will be calculated under the following Incentive Pay plans. These Incentive Pay plans do not guarantee you a level of income.

Interwoven Confidential
     Sales Compensation Plan
Of your on-target Incentive Pay, $120,000.00 will be related to commissions for Professional Services Revenues (as defined below) and $40,000.00 will be related to commissions for Software License Bookings (as defined below).
Commissions on revenue from maintenance, consulting and education services (collectively “Professional Services Revenues”) will be paid at the rates stated below and will be earned upon recognition of revenue for those services by Interwoven in accordance with generally accepted accounting principles and Interwoven’s revenue recognition policy. Professional Services Revenues exclude subscription revenues from the Company’s Website optimization products and are subject to reduction for any returns, realization adjustments or uncollectible accounts.
Commissions on Software License Bookings will be paid at the rates stated below and will be earned for the amount of license revenues recognizable in accordance with Interwoven’s revenue recognition policy. If the recognition of revenue extends beyond the end of the then current quarter, bookings credit will be received in the quarter when the revenue is recognized. Such amounts are subject to reduction for carve-outs, any returns, or uncollectible accounts. Software License Bookings are more fully defined in the 2008 Sales Compensation Plan.
The following commission rates will be applied to Professional Services Revenues for purposes of computing quarterly commissions due for 2008:

Quarterly	Professional Services		License Bookings
Quota Attainment	Commission Rates		Commission Rates
Less than 96%	[***]	%	[***]	%
96% to 97%	[***]	%	[***]	%
98% to 99%	[***]	%	[***]	%
100%	[***]	%	[***]	%
101% to 103%	[***]	%	[***]	%
104% to 106%	[***]	%	[***]	%
107% to 110%	[***]	%	[***]	%
Greater than 110%	[***]	%	[***]	%
All quota achievement percentages will be rounded to the next whole number (>= 0.5 will be rounded up and < 0.5 will be rounded down).
Additionally, the commission rates above for Professional Services Revenues will be multiplied by the following adjustment factors based on the Direct Margin Percentage of the combined Maintenance, Consulting and Education organizations achieved in a quarterly period:

Direct	Adjustment
Margin Percentage	Factor
>3% below target	25%
3% below target	50%
2% below target	60%
1% below target	80%
At target	100%
1% above target	110%
2% above target	125%
3% above target	150%
4% above target	175%
>4% above target	200%

Interwoven Confidential
Direct Margin Percentage is defined as recognized Professional Services Revenues less the direct expenses to acquire and provide the maintenance, consulting and educational services that generated such revenues.
Your quarterly quotas for Professional Services Revenues and Software License Bookings for 2008 are set forth in the Annual Operating Plan, as defined below. For purposes of this document, the “Annual Operating Plan” means the Company’s confidential annual budget for the year ended December 31, 2008 approved by the Company’s Board of Directors on or before the date on which the Company’s Board of Directors approved this Compensation Plan.
Your Direct Margin Percentage targets for each of the four quarters in 2008 are calculated by subtracting from your applicable quarterly quota for Professional Services Revenues the direct expenses to acquire and provide the services that were necessary to generate such revenues.
It is agreed and understood by you that this Compensation Plan may be modified or amended at any time without your consent by the Company’s Board of Directors (or the Compensation Committee thereof); provided, however, than an amendment that increases your quarterly quotas for Professional Services Revenues or Software License Bookings or increases your targets for Direct Margin Percentage under this Compensation Plan may be effected without your consent only in conjunction with amendment of the Annual Operating Plan by the Company’s Board of Directors to reflect business acquisitions or dispositions by the Company.
2008 Executive Officer Bonus Plan
Of your on-target Incentive Pay, $40,000.00 will be related to amounts due under the 2008 Executive Officer Incentive Bonus Plan and calculated in accordance with that plan. Such amount may be allocated to MBO objectives.
Please acknowledge you acceptance with this Compensation Plan by signing below. Have a great 2008!

Read and accepted:	Signed:

/s/ Steven J. Martello	/s/ Joseph L. Cowan
Steven J. Martello	Joseph L. Cowan
Senior Vice President of Client Services	Chief Executive Officer
Interwoven, Inc.	Interwoven, Inc.

***	Confidential treatment has been requested with respect to the information contained within the “[***]” markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.